As filed with the Securities and Exchange Commission on April 5, 2013

Registration Statement No. 333-186947

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KNOT Offshore Partners LP

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	4400	98-1098373
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Queen’s Cross, Aberdeen, Aberdeenshire AB15 4YB, United Kingdom, +44 1224 618420

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Watson, Farley & Williams (New York) LLP

1133 Avenue of the Americas

New York, New York 10036

(212) 922-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Catherine S. Gallagher Adorys Velazquez Vinson & Elkins L.L.P. 2200 Pennsylvania Avenue NW, Suite 500W Washington, DC 20037 (202) 639-6500	Sean T. Wheeler Charles E. Carpenter Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

KNOT Offshore Partners LP is filing this Amendment No. 3 (the “Amendment”) to its Registration Statement on Form F-1 (Registration No. 333-186947) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 1.2 and re-file Exhibit 10.8, which was previously filed with the Registration Statement, and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The section of the prospectus entitled “The Partnership Agreement—Indemnification” discloses that we will generally indemnify our directors, officers and the affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to the Underwriting Agreement filed as Exhibit 1.1 and the Structuring Fee Agreement filed as Exhibit 1.2 to this registration statement in which KNOT Offshore Partners LP and certain of its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities.

Item 7. Recent Sales of Unregistered Securities.

On February 21, 2013, in connection with the formation of KNOT Offshore Partners LP, or the Partnership, the Partnership issued (i) to KNOT Offshore Partners GP LLC, its general partner, the 2.0% general partner interest in the Partnership for $20 and (ii) the 98.0% limited partner interest in the Partnership for $980, which was acquired by Knutsen NYK Offshore Tankers AS. The issuances were exempt from registration under Section 4(2) of the Securities Act of 1933. There have been no other sales of unregistered securities within the past three years.

Item 8. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

1.2	Form of Structuring Fee Agreement

3.1*	Certificate of Limited Partnership of KNOT Offshore Partners LP

3.2*	Form of First Amended and Restated Agreement of Limited Partnership of KNOT Offshore Partners LP (included as Appendix A to the Prospectus)

3.3*	Certificate of Formation of KNOT Offshore Partners GP LLC

3.4*	Limited Liability Company Agreement of KNOT Offshore Partners GP LLC

5.1*	Opinion of Watson, Farley & Williams (New York) LLP as to the legality of the securities being registered

8.1*	Opinion of Vinson & Elkins L.L.P. relating to tax matters

8.2*	Opinion of Watson, Farley & Williams (New York) LLP relating to tax matters

8.3*	Opinion of Advokatfirmaet Thommessen AS relating to tax matters

10.1*	Form of Contribution and Sale Agreement

10.2*	Form of Omnibus Agreement

10.3*	Administrative Services Agreement

10.4*	Ship Management Agreement for the M/T Bodil Knutsen, between KNOT Shuttle Tankers 17 AS and KNOT Management AS, as amended

10.5*	Ship Management Agreement for the Windsor Knutsen, between KNOT Shuttle Tankers 18 AS and KNOT Management AS, as amended

10.6*	Form of Amended and Restated Senior Loan Agreement dated as of April , 2013, by and among Knutsen Shuttle Tankers XII KS, as borrower, DNB Bank ASA, as agent and security trustee, and the lenders party thereto

Exhibit No.	Description

10.7*	Form of Amended and Restated Junior Loan Agreement dated as of April , 2013, by and among Knutsen Shuttle Tankers XII KS, as borrower, DNB Bank ASA, as agent and security trustee, and the lenders party thereto

10.8	Form of Amended and Restated Loan and Guarantee Facility Agreement dated April , 2013, between KNOT Shuttle Tankers 17 AS, as Borrower, Knutsen NYK Offshore Tankers AS, as parent guarantor, KNOT Offshore Partners LP and KNOT Shuttle Tankers AS, as guarantors, Nordea Bank Norge ASA, as agent, and the lenders party thereto

10.9*	Form of Amended and Restated Secured Term Loan dated April , 2013, between KNOT Shuttle Tankers 18 AS, as borrower, HSH Nordbank AG, as agent, and the lenders party thereto

10.10*	Employment Agreement dated March 28, 2013 between KNOT Offshore Partners UK LLC and Arild Vik

10.11†*	Fortaleza Knutsen Standard Bareboat Charter Party, dated November 14, 2007, between Knutsen Shuttle Tankers XII KS and Fronape International Company/Petrobras Transporte S.A.-Transpetro, novated by the Novation Agreement, dated June 27, 2012, between Knutsen Shuttle Tankers XII KS, Knutsen OAS Shipping AS, Fronape International Company, Petrobras Transporte S.A.-Transpetro and Fronape International Company B.V.

10.12†*	Recife Knutsen Standard Bareboat Charter Party, dated November 14, 2007, between Knutsen Shuttle Tankers XII KS and Fronape International Company/Petrobras Transporte S.A.-Transpetro, novated by the Novation Agreement, dated June 29, 2012, between Knutsen Shuttle Tankers XII KS, Knutsen OAS Shipping AS, Fronape International Company, Petrobras Transporte S.A.-Transpetro and Fronape International Company B.V.

10.13†*	Windsor Knutsen Time Charter Party, dated April 6, 2010, between Knutsen OAS Shipping AS and Brazil Shipping I Limited, formerly known as BG Oil Services Limited, novated by the Novation Agreement, dated May 3, 2010, between Knutsen OAS Shipping AS, Knutsen Bøyelaster XI KS and Brazil Shipping I Limited, formerly known as BG Oil Services Limited and further novated by the Novation Agreement, dated February 20, 2013, between Knutsen Bøyelaster XI KS, KNOT Shuttle Tankers 18 AS and Brazil Shipping I Limited

10.14†*	Bodil Knutsen Time Charter Party, dated October 7, 2010, between Knutsen Bøyelaster VI KS and Statoil ASA, amended by Addendum No. 1, dated March 29, 2011, between Knutsen Bøyelaster VI KS and Statoil ASA and novated by the Novation Agreement, dated February 18, 2013, between Knutsen Bøyelaster VI KS, KNOT Shuttle Tankers 17 AS and Statoil ASA

21.1*	List of Subsidiaries of KNOT Offshore Partners LP

23.1*	Consent of Ernst & Young AS

23.2*	Consent of Fearnley Consultants AS

23.3*	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibits 5.1 and 8.2)

23.4*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

23.5*	Consent of Advokatfirmaet Thommessen AS (contained in Exhibit 8.3)

24.1*	Power of Attorney

*	Previously filed.
†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions, compensation and other benefits paid, or accrued to the general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the limited partners the financial statements required by Form 20-F for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, Aberdeenshire, United Kingdom on the 5th day of April, 2013.

KNOT OFFSHORE PARTNERS LP

By:	/s/ ARILD VIK
	Name:	Arild Vik
	Title:	Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ARILD VIK	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 5, 2013
Arild Vik

*
Trygve Seglem	Chairman of the Board of Directors	April 5, 2013

*
John Costain	Director	April 5, 2013

*
Yutaka Higurashi	Director	April 5, 2013

*
Yoshiyuki Konuma	Director	April 5, 2013

*By	/s/ ARILD VIK
Arild Vik Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of KNOT Offshore Partners LP in the United States, has signed the Registration Statement in the City of Newark, State of Delaware on the 5th day of April, 2013.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director
Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

1.2	Form of Structuring Fee Agreement

3.1*	Certificate of Limited Partnership of KNOT Offshore Partners LP

3.2*	Form of First Amended and Restated Agreement of Limited Partnership of KNOT Offshore Partners LP (included as Appendix A to the Prospectus)

3.3*	Certificate of Formation of KNOT Offshore Partners GP LLC

3.4*	Limited Liability Company Agreement of KNOT Offshore Partners GP LLC

5.1*	Opinion of Watson, Farley & Williams (New York) LLP as to the legality of the securities being registered

8.1*	Opinion of Vinson & Elkins L.L.P. relating to tax matters

8.2*	Opinion of Watson, Farley & Williams (New York) LLP relating to tax matters

8.3*	Opinion of Advokatfirmaet Thommessen AS relating to tax matters

10.1*	Form of Contribution and Sale Agreement

10.2*	Form of Omnibus Agreement

10.3*	Administrative Services Agreement

10.4*	Ship Management Agreement for the M/T Bodil Knutsen, between KNOT Shuttle Tankers 17 AS and KNOT Management AS, as amended

10.5*	Ship Management Agreement for the Windsor Knutsen, between KNOT Shuttle Tankers 18 AS and KNOT Management AS, as amended

10.6*	Form of Amended and Restated Senior Loan Agreement dated as of April , 2013, by and among Knutsen Shuttle Tankers XII KS, as borrower, DNB Bank ASA, as agent and security trustee, and the lenders party thereto

10.7*	Form of Amended and Restated Junior Loan Agreement dated as of April , 2013, by and among Knutsen Shuttle Tankers XII KS, as borrower, DNB Bank ASA, as agent and security trustee, and the lenders party thereto

10.8	Form of Amended and Restated Loan and Guarantee Facility Agreement dated April , 2013, between KNOT Shuttle Tankers 17 AS, as Borrower, Knutsen NYK Offshore Tankers AS, as parent guarantor, KNOT Offshore Partners LP and KNOT Shuttle Tankers AS, as guarantors, Nordea Bank Norge ASA, as agent, and the lenders party thereto

10.9*	Form of Amended and Restated Secured Term Loan dated April , 2013, between KNOT Shuttle Tankers 18 AS, as borrower, HSH Nordbank AG, as agent, and the lenders party thereto

10.10*	Employment Agreement dated March 28, 2013 between KNOT Offshore Partners UK LLC and Arild Vik

10.11†*	Fortaleza Knutsen Standard Bareboat Charter Party, dated November 14, 2007, between Knutsen Shuttle Tankers XII KS and Fronape International Company/Petrobras Transporte S.A.-Transpetro, novated by the Novation Agreement, dated June 27, 2012, between Knutsen Shuttle Tankers XII KS, Knutsen OAS Shipping AS, Fronape International Company, Petrobras Transporte S.A.-Transpetro and Fronape International Company B.V.

10.12†*	Recife Knutsen Standard Bareboat Charter Party, dated November 14, 2007, between Knutsen Shuttle Tankers XII KS and Fronape International Company/Petrobras Transporte S.A.-Transpetro, novated by the Novation Agreement, dated June 29, 2012, between Knutsen Shuttle Tankers XII KS, Knutsen OAS Shipping AS, Fronape International Company, Petrobras Transporte S.A.-Transpetro and Fronape International Company B.V.

Exhibit No.	Description

10.13†*	Windsor Knutsen Time Charter Party, dated April 6, 2010, between Knutsen OAS Shipping AS and Brazil Shipping I Limited, formerly known as BG Oil Services Limited, novated by the Novation Agreement, dated May 3, 2010, between Knutsen OAS Shipping AS, Knutsen Bøyelaster XI KS and Brazil Shipping I Limited, formerly known as BG Oil Services Limited and further novated by the Novation Agreement, dated February 20, 2013, between Knutsen Bøyelaster XI KS, KNOT Shuttle Tankers 18 AS and Brazil Shipping I Limited

10.14†*	Bodil Knutsen Time Charter Party, dated October 7, 2010, between Knutsen Bøyelaster VI KS and Statoil ASA, amended by Addendum No. 1, dated March 29, 2011, between Knutsen Bøyelaster VI KS and Statoil ASA and novated by the Novation Agreement, dated February 18, 2013, between Knutsen Bøyelaster VI KS, KNOT Shuttle Tankers 17 AS and Statoil ASA

21.1*	List of Subsidiaries of KNOT Offshore Partners LP

23.1*	Consent of Ernst & Young AS

23.2*	Consent of Fearnley Consultants AS

23.3*	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibits 5.1 and 8.2)

23.4*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

23.5*	Consent of Advokatfirmaet Thommessen AS (contained in Exhibit 8.3)

24.1*	Power of Attorney

*	Previously filed.
†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.